Exhibit 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 2002 relating to the financial statements, which appears in ALLETE, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated January 21, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP


PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
June 26, 2002